                                                                   Exhibit 10.34

                FIFTH AMENDMENT TO, AND CONSENT AND WAIVER UNDER,
                 CREDIT AGREEMENT AND JOINDER TO LOAN DOCUMENTS

     THIS FIFTH AMENDMENT TO, AND CONSENT AND WAIVER UNDER, CREDIT AGREEMENT AND JOINDER TO LOAN DOCUMENTS (this "Fifth Amendment") is made and entered into as of April 5, 2007, by and among Altra Industrial Motion, Inc., a Delaware corporation, as Administrative Borrower ("Administrative Borrower") for the Borrowers (as defined below), each of the New Loan Parties (as defined below) listed on the signatory pages hereof, the lenders listed on the signatory pages hereof (the "Lenders"), and Wells Fargo Foothill, Inc., a California corporation, in its capacity as the arranger and administrative agent for the Lenders ("Agent").

                                   WITNESSETH:

     WHEREAS, each of Administrative Borrower, Warner Electric LLC, a Delaware limited liability company, Kilian Manufacturing Corporation, a Delaware corporation, Warner Electric Technology LLC, a Delaware limited liability company, Formsprag LLC, a Delaware limited liability company, Boston Gear LLC, a Delaware limited liability company, Nuttall Gear L L C, a Delaware limited liability company, and Ameridrives International L.P., a Delaware limited partnership (each, a "Borrower" and, collectively, the "Borrowers"), have entered into a Credit Agreement dated as of November 30, 2004 (as amended as of December 30, 2004, January 14, 2005, January 31, 2005, and February 16, 2007, and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), with the Lenders and Agent;

     WHEREAS, on February 17, 2007, Holdings, and its wholly owned subsidiary Forest Acquisition Corporation ("FAC"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with TB Wood's Corporation ("TB Wood's"), pursuant to which FAC agreed to purchase shares of common stock of TB Wood's for $24.80 per share;

     WHEREAS, in the Merger Agreement, FAC agreed to make a cash tender offer of $24.80 per share for all outstanding shares of TB Wood's common stock;

     WHEREAS, FAC commenced the tender offer (the "Tender Offer") on March 5, 2007;

     WHEREAS, FAC acquired greater than 90% of the outstanding shares of TB Wood's common stock in the Tender Offer, and FAC and TB Wood's will substantially simultaneously herewith effect a statutory "short-form" merger pursuant to which FAC will be merged with and into TB Wood's (the "Merger") and TB Wood's will become a wholly-owned subsidiary of Administrative Borrower;

     WHEREAS, upon consummation of the Merger and TB Wood's becoming a wholly-owned subsidiary of Administrative Borrower (the "Joinder Effective Time"), TB Wood's and each of its domestic subsidiaries (collectively, the "New Loan Parties") will become Guarantors under the Loan Documents;

     WHEREAS, Administrative Borrower intends to issue $105,000,000 aggregate principal amount of 9% Senior Secured Notes due 2011 (the "Additional Notes") under a supplement (the "Indenture Supplement") to the Indenture, pursuant to which Administrative Borrower has previously issued $165,000,000 aggregate principal amount of senior secured notes;

     WHEREAS, the Notes (including the Additional Notes) will be guaranteed by the New Loan Parties and secured by the assets of the New Loan Parties, subject to the Intercreditor Agreement;

     WHEREAS, Holdings and Administrative Borrower intend to fund the purchase price of the acquisition of the common stock of TB Wood's through the net proceeds of the issuance of the Additional Notes, together with cash on hand and borrowings under the Credit Agreement;

     WHEREAS, absent a consent and waiver from the Lenders and Agent, the issuance of the Additional Notes would violate Section 6.1 of the Credit Agreement and the consummation of the acquisition of TB Wood's contemplated by the Merger Agreement would violate Section 6.3 and Section 6.12 of the Credit Agreement;

     WHEREAS, Borrowers have requested that the Lenders and Agent consent to the issuance of the Additional Notes and the consummation of the acquisition of TB Wood's contemplated by the Merger Agreement; and

     WHEREAS, Borrowers, the Lenders and Agent wish to amend the Credit Agreement, as provided herein;

     NOW, THEREFORE, in consideration of the agreements and provisions herein contained, the parties hereto do hereby agree as follows:

SECTION 1. DEFINITIONS. Any capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION 2. CONSENTS AND WAIVERS. Subject to the satisfaction of the conditions set forth in Section 6 herein, the Lenders and Agent hereby (a) consent to, and waive the application of Section 6.1 of the Credit Agreement solely with respect to, the issuance of the Additional Notes in an aggregate principal amount not to exceed $105,000,000, (b) consent to, and waive the application of Section 6.3 and Section 6.12 of the Credit Agreement solely with respect to, the consummation of the acquisition of TB Wood's contemplated by the Merger Agreement, (c) consent to, and waive the application of Section 6.14 of the Credit Agreement solely with respect to, the use of proceeds of Borrowings under the Credit Agreement to partially finance the Merger, (d) subject to compliance with Section 7.03 hereof, waive the application of Section 5.15 of the Credit Agreement solely with respect to the Securities Accounts and Deposit Accounts of the New Loan Parties, and (e) waive the application of Section 5.16 of the Credit Agreement solely with respect to the pledge by TB Wood's Incorporated of the Stock of TB Wood's (India) Private Ltd..

SECTION 3. AMENDMENTS TO CREDIT AGREEMENT. Subject to the satisfaction of the conditions set forth in Section 6 herein, the Credit Agreement is hereby amended, effective as of the Effective Date (as defined below), as follows:

     3.01 AMENDMENT TO SECTION 2.6(B). Section 2.6(b) of the Credit Agreement is hereby amended by deleting the words "2.00% per annum" therein and inserting "1.50% per annum" in lieu thereof.

     3.02 AMENDMENT TO SECTION 3.3. Section 3.3 of the Credit Agreement is hereby amended by deleting the words "the fifth anniversary of the date hereof" therein and inserting "the sixth anniversary of the date hereof" in lieu thereof.

     3.03 AMENDMENTS TO SECTION 6.1. Section 6.1 of the Credit Agreement is hereby amended as follows:

          (a) Section 6.1(g) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

          "(g) Indebtedness represented by any notes issued pursuant to the Indenture, including any Senior Notes (or any other evidence of indebtedness for borrowed money under the Senior Notes or the Indenture) in an aggregate principal amount not to exceed $275,000,000 at any one time outstanding and any Refinancing Indebtedness in respect thereof (whether in whole or in part);"

          (b) The word "and" at the end of clause (p) is hereby deleted.

          (c) Clause (q) is hereby re-titled clause (t).

          (d) The following new clauses (q), (r) and (s) are hereby added as follows:

          "(q) Indebtedness under the TB Wood's Refinanced Standalone Facility and any Refinancing Indebtedness in respect thereof (whether in whole or in part);

          (r) Indebtedness represented by any notes issued pursuant to the Unsecured Indenture, including any Unsecured Notes (or any other evidence of indebtedness for borrowed money under the Unsecured Notes or the Unsecured Indenture) in an aggregate principal amount not to exceed L21,450,000 at any one time outstanding and any Refinancing Indebtedness in respect thereof (whether in whole or in part);

          (s) Indebtedness represented by the IRB Bonds in an aggregate principal amount not to exceed $5,300,000 and any Refinancing Indebtedness in respect thereof (whether in whole or in part); and"

     3.04 AMENDMENTS TO SECTION 6.7. Section 6.7(a) of the Credit Agreement is hereby amended by (a) re-titling clause (iv) as clause (v) and (b) adding the following new clause (iv): "(iv) Borrowers and their Restricted Subsidiaries may pay and prepay the Indebtedness under the

TB Wood's Refinanced Standalone Facility in accordance with the terms of the TB Wood's Refinanced Standalone Facility,".

     3.05 AMENDMENT TO SECTION 6.16. Section 6.16 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

     "6.16 FINANCIAL COVENANTS.

          (A) FIXED CHARGE COVERAGE RATIO. Fail to maintain or achieve a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the "Applicable Period" set forth opposite thereto; provided, however, that, with respect to any "Applicable Period", if daily average Excess Availability was at least $12,500,000 during the 30 day period immediately preceding the applicable date of determination and on the applicable date of determination, then the foregoing covenant shall not apply for such applicable period:

Applicable Ratio             Applicable Period
----------------             -----------------
    1.20:1.00             For the 4 quarter period
                           ending March 31, 2007

    1.20:1.00             For the 4 quarter period
                   ending each fiscal quarter thereafter

          (B) CAPITAL EXPENDITURES. Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Applicable Amount                   Applicable Period
-----------------                   -----------------
   $25,750,000                      fiscal year 2007

   $20,000,000                      fiscal year 2008

   $21,250,000                      fiscal year 2009

   $22,500,000      fiscal year 2010 and each fiscal year thereafter

     provided, however, that up to 75% of the difference between the amount of Capital Expenditure that may be made in any fiscal year and the amount of Capital Expenditures actually made in such fiscal year, may be made in the immediately succeeding fiscal year; provided further, however, that with respect to any Permitted Acquisitions, the "Applicable Amount" for the "Applicable Period" in which such Permitted Acquisition is consummated shall be increased by an amount equal to the product of (a) 1.25 times (b) the average amount per year of Capital Expenditures made by such acquired Person during the immediately preceding three (3) year period."

     3.06 AMENDMENT TO SECTION 11. Section 11 of the Credit Agreement is hereby amended by replacing the words "Morrison & Foerster LLP, 1290 Avenue of the Americas, 40th Floor, New York, NY 10104-0050, Attn: Mark B. Joachim, Esq., Fax
No.: (212) 468-7900" with the following: "Moses & Singer, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1299, Attn.: Howard L. Siegel, Esq., Fax No.: (212) 554-7700."

     3.07 AMENDMENTS TO SCHEDULE 1.1. Schedule 1.1 of the Credit Agreement is hereby amended as follows:

          (a) The words "1.25 percentage points" in the definition of "Base Rate Margin" contained therein are hereby deleted and the words "0.25 percentage points" are hereby inserted in lieu thereof.

          (b) The definition of "Borrowing Base" is hereby amended by deleting the words "Eligible Real Property and Equipment Book Value" and inserting "Eligible Equipment Book Value" in lieu thereof.

          (c) The definition of "Eligible Real Property" is hereby deleted in its entirety.

          (d) The definition of "Eligible Real Property and Equipment Book Value" is hereby deleted in its entirety and the following definition shall be inserted in lieu thereof:

          "Eligible Equipment Book Value" means the net book value of the Eligible Equipment, such value to be as determined from time to time by a qualified appraisal company selected by Agent, net of all related costs and expenses.

          (e) The words "2.50 percentage points" in the definition of "LIBOR Rate Margin" contained therein are hereby deleted and the words "1.75 percentage points" are hereby inserted in lieu thereof.

          (f) The definition of "Permitted Liens" is hereby amended by (i) deleting "and" at the end of clause (r) thereof, (ii) re-titling clause (s) as clause (t) and replacing the words "under clause (a) through (r) of this definition" in such re-titled clause (t) with the words "under clause (a) through (s) of this definition", and (iii) inserting the following new clause
(s): "(s) Liens securing the TB Wood's Refinanced Standalone Credit Facility."

          (g) The following new definitions are hereby added in proper alphabetical order:

          "IRB Bonds" means those certain variable rate demand revenue bonds issued by TB Wood's Incorporated under the authority of the industrial development corporations of the City of San Marcos, Texas and the City of Chattanooga, Tennessee in an aggregate principal amount of $5,300,000, as the same may be amended, restated, supplemented or modified from time to time.

          "TB Wood's Refinanced Standalone Credit Facility" means that certain Credit Agreement dated as of April 5, 2007 among TB Wood's Corporation, the subsidiaries of TB Wood's Corporation party thereto, Wells Fargo Foothill, Inc., as agent thereunder and the lenders party thereto, as the same may be amended, restated, supplemented or modified from time to time, together with the related "Loan Documents" (as defined thereunder).

          "Unsecured Indenture" means the Indenture dated as of February 8, 2006, by and among Parent, the domestic subsidiaries of Parent party thereto and The Bank of New York, as trustee, pursuant to which Parent has issued the Unsecured Notes.

          "Unsecured Notes" means the 11-1/4% Senior Notes due 2013 issued by Parent under the Unsecured Indenture.

SECTION 4. JOINDERS. Subject to the satisfaction of the conditions set forth in
Section 6 herein, the parties agree that, as of the Joinder Effective Time, each New Loan Party shall become a party to the following documents (the "Joined Loan Documents") as follows:

     4.01 SECURITY AGREEMENT

     A. By execution of this Fifth Amendment and a Supplement to the Security Agreement in the form of Annex 1 thereto, each New Loan Party will, as of the Joinder Effective Time immediately and without any further action, become a party to the Security Agreement (as amended by this Fifth Amendment), and each New Loan Party will be deemed to be a "Grantor" for all purposes under the Security Agreement as of the Joinder Effective Time.

     B. As of the Joinder Effective Time, each New Loan Party shall assume all the rights and obligations of a Grantor under and as defined in the Security Agreement in the same manner as if such New Loan Party were an original signatory to the Security Agreement.

     C. As a Grantor, as of the Joinder Effective Time, each New Loan Party shall be bound by the provisions of the Security Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Security Agreement are required to be performed by it as a Grantor to the same extent as if originally a party thereto.

     4.02 GUARANTY

     A. By execution of this Fifth Amendment, each New Loan Party will, as of the Joinder Effective Time immediately and without any further action, become a party to the Guaranty as a "Guarantor" for all purposes thereunder.

     B. As of the Joinder Effective Time, each New Loan Party shall assume all the rights and obligations of a Guarantor under the Guaranty in the same manner as if such New Loan Party were an original signatory to the Guaranty.

     C. As a party to the Guaranty, as of the Joinder Effective Time, each New Loan Party shall be bound by the provisions of the Guaranty and shall perform in accordance with its terms all the obligations which by the terms of the Guaranty are required to be performed by it as a Guarantor to the same extent as if originally a party thereto.

     4.03 INTERCOMPANY SUBORDINATION AGREEMENT

     A. By execution of this Fifth Amendment, each New Loan Party will, as of the Joinder Effective Time immediately and without any further action, become a party to the Intercompany Subordination Agreement, and each New Loan Party will be deemed to be a "Subordinating Creditor" for all purposes under the Intercompany Subordination Agreement as of the Joinder Effective Time.

     B. As of the Joinder Effective Time, each New Loan Party shall assume all the rights and obligations of a Subordinating Creditor under and as defined in the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

     C. As a Subordinating Creditor, as of the Joinder Effective Time, each New Loan Party shall be bound by the provisions of the Intercompany Subordination Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Intercompany Subordination Agreement are required to be performed by it as a Subordinating Creditor to the same extent as if originally a party thereto.

SECTION 5. REPRESENTATIONS AND WARRANTIES. In order to induce Agent and the Lenders to enter into this Fifth Amendment, Administrative Borrower, for itself and on behalf of all of the other Borrowers, and, as applicable, each New Loan Party, hereby represents and warrants that:

          5.01 NO DEFAULT. At and as of the date of this Fifth Amendment, after giving effect to this Fifth Amendment, no Default or Event of Default has occurred and is continuing.

          5.02 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. At and as of the date of this Fifth Amendment, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent that such representations and warranties relate solely to an earlier date).

          5.03 CORPORATE POWER, ETC. Administrative Borrower (a) has all requisite corporate power and authority to execute and deliver this Fifth Amendment and to consummate the transactions contemplated hereby for itself and on behalf of all of the other Borrowers and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fifth Amendment and the consummation of the transactions contemplated hereby for itself and on behalf of all of the other Borrowers. Administrative Borrower is entering into this Fifth Amendment on behalf of all of the other Borrowers in accordance with Sections 14.1 and 16.9 of the Credit Agreement. Each New Loan Party (a) has all requisite corporate power and authority to execute and deliver this Fifth Amendment and to consummate the transactions contemplated hereby and
(b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of this Fifth Amendment and the consummation of the transactions contemplated hereby.

          5.04 NO CONFLICT. The execution, delivery and performance by Administrative Borrower and the New Loan Parties of this Fifth Amendment will not (a) violate any provision of federal, state, or local law or regulation applicable to any Borrower or any New Loan Party, the Governing Documents of any Borrower or any New Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower or any New Loan Party, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower or any New Loan Party, (c) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower or any New Loan Party, other than Permitted Liens, or (d) require any unobtained approval or consent of any Person under any material contractual obligation of any Borrower or any New Loan Party.

          5.05 BINDING EFFECT. This Fifth Amendment has been duly executed and delivered by Administrative Borrower (on behalf of itself and all of the other Borrowers) and the New Loan Parties and constitutes the legal, valid and binding obligation of Administrative Borrower (on behalf of itself and all of the other Borrowers) and the New Loan Parties, enforceable against Administrative Borrower (on behalf of itself and all of the other Borrowers) and the New Loan Parties in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 6. CONDITIONS. This Fifth Amendment shall be effective as of April 5, 2007 (the "Effective Date") upon the fulfillment of all of the following conditions precedent set forth in this Section 6:

     6.01 EXECUTION OF THE FIFTH AMENDMENT. Each of the parties hereto shall have executed a counterpart of this Fifth Amendment and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

     6.02 EXECUTION OF SUPPLEMENT TO SECURITY AGREEMENT. Each New Loan Party and Agent shall have executed an original counterpart of a Supplement to the Security Agreement in the form of Annex 1 to the Security Agreement, pursuant to which each New Loan Party shall, effective as of the Joinder Effective Time immediately and without any further action, grant, assign and pledge to Agent, for the benefit of the Lender Group and the Bank Product Providers, a continuing security interest in all of such New Loan Party's assets, and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

     6.03 EXECUTION OF PLEDGED INTERESTS ADDENDUM TO SECURITY AGREEMENT. (a) Administrative Borrower shall have executed a Pledged Interests Addendum in the form of Exhibit C to the Security Agreement, pursuant to which 100% of the Stock of each New Loan Party owned by Administrative Borrower shall become part of the Pledged Interests (as defined in the Security Agreement), and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent, and (b) TB Wood's Corporation and TB Wood's Incorporated shall have executed a Pledged Interests Addendum in the form of Exhibit C to the Security Agreement, pursuant to which 100% of the Stock of each New Loan Party owned by TB Wood's Corporation and TB Wood's Incorporated shall become part of the Pledged Interests (as defined in the Security Agreement), and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

     6.04 GOVERNING DOCUMENTS. Agent shall have received copies of each New Loan Party's Governing Documents, as amended, modified, or supplemented to the Closing Date, in the case of the charter documents, certified by the Secretary of State of the applicable state of organization, and in the case of the by-laws, certified by the Secretary of such New Loan Party.

     6.05 SCHEDULES. Administrative Borrower shall have delivered to Agent updates, as applicable, to (a) any and all Schedules to the Credit Agreement (including Schedules 4.5, 4.7(a), 4.7(b), 4.7(c), 4.7(d), 4.8(b) and 4.8(c)),
and (b) any and all Schedules to the Security Agreement (including Schedules 1, 2, 3, 4, 5, 6, 7 and 8), each in form and substance satisfactory to Agent.

     6.06 INCUMBENCY CERTIFICATE. Agent shall have received a certificate of an officer of each New Loan Party as to (a) the incumbency and signatures of the officers of such New Loan Party authorized to execute any document in connection with the transactions contemplated by this Fifth Amendment; and (b) the executed resolutions of the Board of Directors evidencing the adoption and subsistence of resolutions (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute the Loan Documents to which it is a party, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including any document, notice or other agreement to be delivered thereunder or in connection therewith) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party. Such certificates shall state that the statements set forth therein have not been amended, modified, revoked or rescinded as of the date of such certificate.

     6.07 GOOD STANDING CERTIFICATES. Agent shall have received a certificate of status with respect to each New Loan Party, each dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such New Loan Party, which certificate shall indicate that such New Loan Party is in good standing in such jurisdiction (together with a bringdown certificate dated within 1 day of the Effective
Date). Agent shall have received a certificate of status with respect to each New Loan Party, each dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such New Loan Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificate shall indicate that such New Loan Party is in good standing in such jurisdictions.

     6.08 OPINIONS OF COUNSEL. Agent shall have received opinions of counsel to Borrowers and each New Loan Party, each in form and substance satisfactory to Agent.

     6.09 INTELLECTUAL PROPERTY SECURITY AGREEMENTS. Each New Loan Party and Agent shall have executed an original counterpart of a Patent Security Agreement and Trademark Security Agreement (as each term is defined in the Security Agreement) in the form of Exhibit B and Exhibit D, respectively, to the Security Agreement, and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent (such Patent Security Agreement and Trademark Security Agreement to be effective as of the Joinder Effective Time immediately and without any further action).

     6.10 AUTHORIZATIONS. Agent shall have received a copy of any other authorization, consent, approval or other document, opinion or assurance which is necessary in connection with the entry into and performance of the transactions contemplated by any Loan Document or for the validity and enforceability of any Loan Document.

     6.11 CONSUMMATION OF TENDER OFFER. Agent shall have received satisfactory evidence that FAC has acquired at least 66.6% of the outstanding shares of TB Wood's pursuant to the Tender Offer and such shares have been validly tendered and not withdrawn.

     6.12 INDENTURE AND MERGER DOCUMENTS. Agent shall have received fully executed copies of (a) the Indenture Supplement, the Merger Agreement and all amendments, exhibits and schedules thereto, (b) any and all security documents in favor of the Collateral Agent (as defined in the Intercreditor Agreement) with respect to the assets of the New Loan Parties, and (c) all other material agreements, documents, and instruments (including evidence of the consummation of the Merger) related to the documents delivered pursuant to clauses (a) and
(b) above, in each case to the extent that such agreements, documents and instruments have been executed as of the date hereof (the agreements, documents and instruments required to be delivered pursuant to clauses (a), (b) and (c), collectively, the "Transaction Documents").

     6.13 TB WOOD'S STANDALONE CREDIT FACILITY. Agent shall have received satisfactory evidence that the Loan and Security Agreement dated as of January 7, 2005 by and among Manufacturers and Traders Trust Company, as collateral agent and funding agent, PNC Bank, National Association, as Administrative Agent, TB Wood's Incorporated, Plant Engineering Consultants, LLC and TB Wood's Enterprises, Inc., as Borrowers, and TB Wood's Corporation and T.B. Wood's Canada Ltd., as guarantors, shall have been refinanced such that all obligations and commitments thereunder shall have been terminated or otherwise provided for in a manner reasonably satisfactory to Agent and Wells Fargo Foothill, Inc., as agent and sole lender, shall have entered into a Credit Agreement dated as of the date hereof (the "Refinanced TB Wood's Standalone Credit Facility") with TB Wood's Incorporated, Plant Engineering Consultants, LLC and TB Wood's Enterprises, Inc., and TB Wood's Corporation., as borrowers.

     6.14 AMENDED AND RESTATED INTERCREDITOR AGREEMENT. Collateral Agent (as defined in the Intercreditor Agreement), Agent, Wells Fargo Foothill, Inc., in its capacity as agent under the Refinanced TB Wood's Standalone Credit Facility, and each of the Loan Parties shall have executed an Amended and Restated Intercreditor Agreement in form and substance satisfactory to Agent and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent.

     6.15 AMENDED AND RESTATED FEE LETTER. Borrowers and Agent shall have executed a counterpart of the Amended and Restated Fee Letter dated as of the date hereof in form and substance satisfactory to Agent and shall have delivered (including by way of telefacsimile or electronic mail) the same to Agent; Borrowers shall have paid all fees required to be paid by Borrowers on the date hereof pursuant to such Amended and Restated Fee Letter.

     6.16 REPRESENTATIONS AND WARRANTIES. As of the Effective Date, the representations and warranties set forth in Section 5 hereof shall be true and correct.

     6.17 COMPLIANCE WITH TERMS. Borrowers shall have complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by Borrowers in connection herewith.

SECTION 7. COVENANTS.

     7.01 LOAN DOCUMENT OBLIGATIONS. Each New Loan Party covenants that it will perform all covenants required to be performed by it as party to each of the Joined Loan Documents.

     7.02 TRANSACTION DOCUMENTS. Administrative Borrower shall deliver to Agent promptly after execution thereof all other Transaction Documents not previously delivered to Agent pursuant to Section 6.1.

     7.03 CONTROL AGREEMENTS. Administrative Borrower shall deliver to Agent on or prior to June 5, 2007, Control Agreements with respect to each Securities Account and Deposit Account of the New Loan Parties, each in form and substance reasonably satisfactory to Agent (it being understood and agreed that Wells Fargo Foothill, Inc., in its capacity as agent under the TB Wood's Refinanced Standalone Credit Facility, will have a first priority security interest in such collateral, Agent, on behalf of itself, the Lenders and the Bank Product Providers, will have a second priority security interest in such collateral and Collateral Agent (as defined in the Intercreditor Agreement), on behalf of itself, the Trustee and the Noteholders (as defined in the Intercreditor Agreement), will have a third priority security interest in such collateral).

     7.04 MORTGAGES. Administrative Borrower shall deliver to Agent the documents, instruments and agreements required by, and in accordance with,
Section 5.17 of the Credit Agreement with respect to the following Real Property Collateral owned by the New Loan Parties (it being understood and agreed that Wells Fargo Foothill, Inc., in its capacity as agent under the TB Wood's Refinanced Standalone Credit Facility, will have a first priority security interest in such collateral, Agent, on behalf of itself, the Lenders and the Bank Product Providers, will have a second priority security interest in such collateral and Collateral Agent (as defined in the Intercreditor Agreement), on behalf of itself, the Trustee and the Noteholders (as defined in the Intercreditor Agreement), will have a third priority security interest in such collateral): Chambersburg, Pennsylvania; Mt. Pleasant, Michigan; Scotland, Pennsylvania; Chattanooga, Tennessee; and San Marcos, Texas.

     7.05 INSURANCE CERTIFICATES. Administrative Borrower shall deliver to Agent on or prior to April 15, 2007, updated insurance certificates required pursuant to Section 5.8 of the Credit Agreement covering the New Loan Parties, each in form and substance reasonably satisfactory to Agent.

     7.06 FURTHER ASSURANCES. Each New Loan Party and the other Loan Parties shall execute and deliver, or cause to be executed and delivered, to Agent such documents and agreements, and shall take or cause to be taken such actions, as Agent may, from time to time, reasonably request to carry out the terms and conditions of this Fifth Amendment and the transactions contemplated hereby. Each New Loan Party and the other Loan Parties hereby authorize Agent to file, as agent for the Lenders, Uniform Commercial Code financing statements that Agent deems necessary to reflect the terms of this Fifth Amendment.

SECTION 8. MISCELLANEOUS.

     8.01 CONTINUING EFFECT. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

     8.02 NO WAIVER. This Fifth Amendment is limited as specified and the execution, delivery and effectiveness of this Fifth Amendment shall not operate as a modification, acceptance or waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein.

     8.03 REFERENCES.

          (a) From and after the Effective Date, the Credit Agreement, the other Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Fifth Amendment.

          (b) From and after the Effective Date, (i) all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby and (ii) all references in the Credit Agreement, the other Loan Documents or any other agreement, instrument or document executed and delivered in connection therewith to "Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended hereby.

     8.04 GOVERNING LAW. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     8.05 SEVERABILITY. The provisions of this Fifth Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Fifth Amendment in any jurisdiction.

     8.06 COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Fifth Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart. A complete set of counterparts shall be lodged with Administrative Borrower and Agent.

          8.07 HEADINGS. Section headings in this Fifth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifth Amendment for any other purpose.

          8.08 BINDING EFFECT; ASSIGNMENT. This Fifth Amendment shall be binding upon and inure to the benefit of the Loan Parties (including the New Loan Parties), the Lenders and Agent and their respective successors and assigns; provided, however, that the rights and obligations of Loan Parties (including the New Loan Parties) under this Fifth Amendment shall not be assigned or delegated without the prior written consent of Agent.

          8.09 EXPENSES. Borrowers agree to pay Agent for all reasonable expenses, including reasonable fees of attorneys and paralegals for Agent, incurred by Agent in connection with the preparation, negotiation and execution of this Fifth Amendment and any document required to be furnished herewith pursuant to the terms of the Credit Agreement and the Fee Letter.

                           [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        ALTRA INDUSTRIAL MOTION, INC.,
                                        a Delaware corporation, as
                                        Administrative Borrower on behalf of
                                        itself and all other Borrowers


                                        By:  /s/ Michael L. Hurt
                                            ------------------------------------
                                        Name:    Michael L. Hurt
                                              ----------------------------------
                                        Title:   Chief Executive Officer
                                               ---------------------------------

                       [SIGNATURE PAGE OF FIFTH AMENDMENT]

                                        TB WOOD'S INCORPORATED,
                                        a Pennsylvania corporation, as a New
                                        Loan Party


                                        By:  /s/ Joseph C. Horvath
                                            ------------------------------------
                                        Name:    Joseph C. Horvath
                                              ----------------------------------
                                        Title:   VP, CFO and Corporate Secretary
                                               ---------------------------------


                                        PLANT ENGINEERING CONSULTANTS, LLC,
                                        a Tennessee limited liability company,
                                        as a New Loan Party


                                        By:  /s/ Joseph C. Horvath
                                            ------------------------------------
                                        Name:    Joseph C. Horvath
                                              ----------------------------------
                                        Title:   Treasurer and Secretary
                                               ---------------------------------


                                        TB WOOD'S ENTERPRISES, INC.,
                                        a Delaware corporation, as a New
                                        Loan Party


                                        By:  /s/ Joseph C. Horvath
                                            ------------------------------------
                                        Name:    Joseph C. Horvath
                                              ----------------------------------
                                        Title:   President and Treasurer
                                               ---------------------------------


                                        TB WOOD'S CORPORATION,
                                        a Delaware corporation, as a New Loan
                                        Party


                                        By:  /s/ Joseph C. Horvath
                                            ------------------------------------
                                        Name:    Joseph C. Horvath
                                              ----------------------------------
                                        Title:   VP, CFO and Corporate Secretary
                                               ---------------------------------

                       [SIGNATURE PAGE OF FIFTH AMENDMENT]

                                        WELLS FARGO FOOTHILL, INC.,
                                        a California corporation, as Agent and
                                        Lender


                                        By: /s/ Vincent J. Egan, Jr.
                                            ------------------------------------
                                        Name:   Vincent J. Egan, Jr.
                                              ----------------------------------
                                        Title:  VP
                                               ---------------------------------

                       [SIGNATURE PAGE OF FIFTH AMENDMENT]